EXHIBIT 99.1


FOR IMMEDIATE RELEASE

October 15, 2003

                            CONTACTS: (Media) Marybeth Thorsgaard (763) 764-6364
                            --------       (Analysts) Kris Wenker (763) 764-2607


             GENERAL MILLS RECEIVES REQUEST FOR INFORMATION FROM SEC

     MINNEAPOLIS, MINN. - General Mills, Inc. (NYSE: GIS) today announced that it has received a formal request for information from the Securities and Exchange Commission (SEC) concerning the company's sales practices and related accounting. The Commission has advised General Mills that it has not reached any conclusions related to the information requested.

     General Mills believes that its business and accounting practices are proper and comply with all applicable regulations. The company is cooperating fully in providing the information requested.